EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Amendment No. 2 to Form S-3 No. 333-205492)

(2)	Registration Statement (Form S-8 No. 333-192460) pertaining to the LGI Homes, Inc. 2013 Equity Incentive Plan, and

(3)	Registration Statement (Form S-8 No. 333-211843) pertaining to the LGI Homes, Inc. 2016 Employee Stock Purchase Plan;

of our report dated March 7, 2017, with respect to the consolidated financial statements of LGI Homes, Inc., incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/Ernst & Young LLP

Houston, Texas
March 7, 2017